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                                                                     Exhibit 3.3

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                               IPSCO ALABAMA LTD.

     The undersigned, IPSCO Steel (Alabama) Inc., as the sole general partner of a limited partnership to be formed under the Alabama Limited Partnership Act of 1997, as amended (the "Act"), hereby adopts the following Certificate of Limited Partnership for said limited partnership and certifies as follows:

     FIRST: The name of the limited partnership is IPSCO Alabama Ltd. (the "Partnership").

     SECOND: The office required to be maintained by the Partnership pursuant to
Section 104 of the Act (Section 10-9B-104 of the Ala. Code) is located at:

          Burr & Forman LLP
          Southtrust Tower
          420 North Twentieth Street
          Suite 3100
          Birmingham, Alabama 35203

     The name and street address of the agent for service of process of the Partnership as required by Section 104 of the Act (Section 10-9B-104 of the Ala.
Code) is as follows:

          The Corporation Company
          2000 Interstate Park Drive, Suite 204
          Montgomery, Alabama 36109

     THIRD: The name and mailing address of the sole general partner of the Partnership is as follows:

          IPSCO Steel (Alabama) Inn.
          P.O. Box 359, 12400 Highway #43
          Axis, Alabama 36505
          Attention: Executive Vice President

     IN WITNESS WHEREOF, the undersigned, intending to form a limited partnership in accordance with Section 201 of the Act (Section 10-9B-201 of the Ala. Code), has executed this Certificate of Limited Partnership on this 17th day of January, 2002.

                                      IPSCO STEEL (ALABAMA) INC.,
                                      General Partner


                                      Per: /s/ David Sutherland
                                           -------------------------------------
                                           David Sutherland, Vice Chairman of
                                           the Board and Chief Executive Officer


                                      Per: /s/ Robert Ratliff
                                           -------------------------------------
                                           Robert Ratliff, Treasurer